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                                                                   EXHIBIT 10.3

             AMENDMENT TO RESTATEMENT OF INCENTIVE STOCK OPTION PLAN

         AMENDMENT ("Amendment") of Incentive Stock Option Plan, executed this 13th day May, 1997, by Liberty Bancshares, Inc., a one bank holding corporation corporation organized and existing under the laws of the State of Missouri (hereinafter referred to as "Bancshares").

                              W I T N E S S E T H :

         WHEREAS, the Board of Directors of Bancshares, in order to promote its success and the success of its subsidiary banking association, Liberty Bank (hereinafter referred to as the "Bank"), adopted, on October 27, 1995, the Liberty Bancshares, Inc. Incentive Stock Option Plan (the "Plan"), which was approved by the shareholders of Bancshares on May 7, 1996; and

         WHEREAS, One Thousand Five Hundred (1,500) shares of common stock of Bancshares are currently subject to the Plan;

         WHEREAS, on May 13, 1997, the shareholders of Bancshares approved an increase of the maximum number of shares which can be subject to options under the Plan to Four Thousand Five Hundred (4,500) shares of the common stock of Bancshares;

         NOW, THEREFORE, the Plan as currently set forth in the Restatement thereof dated the 5th day of May, 1997 (the "Restatement"), is hereby amended as follows:

                  1. Section 5 of the Restatement, which sets forth the shares subject to the Plan, is hereby deleted in its entirety, and the following new Section 5 is inserted in lieu thereof:




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                  "5.      Shares Subject to Plan:  The Committee may,
                  from time to time, provide for the option and sale in the aggregate amount of Four Thousand Five Hundred (4,500) shares of Bancshares common stock."

                  2. Effective Date. The amendments to the Plan, as set forth herein, shall be effective May 13, 1997.

                  3. Reaffirmation. In all other respects, the Plan, as set forth in the Restatement, is hereby reaffirmed.

         IN WITNESS WHEREOF, this Amendment to the Restatement of the Liberty Bancshares, Inc. Incentive Stock Option Plan is hereby executed under the authority of the Board of Directors of Bancshares, as of the day and year first above written.

                                         LIBERTY BANCSHARES, INC.

(CORPORATE SEAL)

                                         By: /s/Gary E. Metzger
                                            -----------------------------
                                            GARY E. METZGER, PRESIDENT
ATTEST:

/s/ Pat Sechler
-----------------------------
Secretary/Assistant Secretary



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